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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         ---------------

                            FORM 8-K

                         CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities
                      Exchange Act of 1934



                         ---------------


        Date of Report (Date of earliest event reported):
                       September 28, 1997



                          ALRENCO, INC.
     (Exact name of registrant as specified in its charter)



          Indiana                      0-27490              35-1480655
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)          Identification No.)



1736 E. Main Street, New Albany, Indiana                        47150
(Address of principal executive offices)                      (Zip Code)


                         (812) 949-3370
      (Registrant's telephone number, including area code)



                         Not Applicable
  (Former name or former address, if changed since last report)


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Item 1.   Changes in Control of Registrant.
          --------------------------------

          On September 28, 1997, the Registrant executed an Agreement and Plan of Merger, dated as of September 28, 1997 (the "Merger Agreement"), between the Registrant and RTO, Inc., a Delaware corporation ("RTO"), pursuant to which, among other things, (a) RTO will merge with and into the Registrant, (b) the Registrant will be the surviving corporation in the merger, and
(c) each stockholder of RTO will be entitled to receive 89.795 shares of the Registrant's common stock in exchange for each outstanding share of RTO's common stock.

          For further information concerning the merger and the Merger Agreement, see Exhibits 2 and 99 hereto, which are incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits.
          ----------------------------------------------------

(c)  Exhibits.
     --------

     The following exhibits are filed as a part of this report:

Exhibit
Number              Description of Exhibit
-------             ----------------------

   2      --   Agreement and Plan of Merger, dated as of
               September 28, 1997, by and between Alrenco, Inc.
               and RTO, Inc.

  99      --   Joint Press Release dated September 29, 1997,
               announcing the merger of Alrenco, Inc. with RTO, Inc.

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                           Signatures
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October ___, 1997


                              ALRENCO, INC.



                              By: /s/ Theodore H. Wilson
                                 --------------------------------
                                 Theodore H. Wilson
                                 Executive Vice President and
                                   Chief Financial Officer

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                        INDEX TO EXHIBITS


Exhibit
Number                   Description of Exhibits
-------                  -----------------------

  2       --   Agreement and Plan of Merger, dated as of
               September 28, 1997, by and between Alrenco, Inc.
               and RTO, Inc. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

 99       --   Joint Press Release dated September 29, 1997,
               announcing the merger of Alrenco, Inc. with RTO, Inc.